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EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-121862) and the related prospectus, of our report dated June 2, 2005, relating to the financial statements of TerreStar Networks Inc. We also consent to the reference to us as "Experts" and "Summary Consolidated Financial Data" in such Prospectus. However, it should be noted that Friedman LLP has not prepared or certified such "Summary Consolidated Financial Data."


/s/ FRIEDMAN LLP

East Hanover, New Jersey
June 3, 2005